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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement          [   ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[ X ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               HS RESOURCES, INC.
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                (Name of Registrant as Specified In Its Chapter)



--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

   [ X ]  No fee required.

   [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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

   [   ]  Fee paid previously with preliminary materials.

   [   ]  Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

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          (2)  Form, Schedule or Registration Statement No.:

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          (3)  Filing Party:

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          (4)  Date Filed:

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                                                     HS RESOURCES, INC.
                                                     COMMISSION FILE NO. 0-18886

MONDAY MAY 14, 4:00 AM EASTERN TIME

PRESS RELEASE

HS RESOURCES AGREES TO BE ACQUIRED BY
KERR-MCGEE FOR $1.7 BILLION

SHAREHOLDERS TO RECEIVE $66 PER SHARE IN CASH AND STOCK


HS Resources, Inc. (NYSE: HSE - news) today announced that it has entered into a definitive agreement to be acquired by Kerr-McGee Corporation (NYSE: KMG - news) in a merger of the two companies. The agreement has been unanimously approved by both the HS and Kerr-McGee boards of directors and is subject to only customary conditions, including approval by HS shareholders and appropriate regulatory bodies. HS shareholders will have the opportunity to elect to receive either cash or stock, subject to proration, so that 70% of the total HS shares are acquired for $66 in cash and 30% are acquired in exchange for 0.9404 shares of Kerr-McGee stock. Following completion of the transaction, one of the co-founders of HS Resources is expected to join the Kerr-McGee board of directors.


HS Chairman and CEO Nicholas J. Sutton stated, "Today HS Resources is embarking on an exciting new direction that we believe will be highly beneficial for our shareholders and employees. Combining the HS assets and people with those of Kerr-McGee will allow our shareholders the opportunity to achieve substantial immediate value in the form of $66 per share in cash and Kerr-McGee stock. The stock component allows our shareholders the potential for even greater value by receiving equity in one of America's premier independent E&P companies. We have not entered into this transaction lightly. This is the culmination of a process initiated by our board of directors to determine the best possible course of action in light of present industry conditions. This thorough process led to the Kerr-McGee transaction, which we believe is in the best interests of our shareholders. As a small cap E&P company our stock price is not accorded valuation multiples commensurate with the value of our work, assets and production."

HS President P. Michael Highum, added, "Through this merger, Kerr-McGee is acquiring a high quality asset base with substantial growth potential that complements their North American oil and gas portfolio. In addition, Kerr-McGee will be obtaining the skill and expertise of an extremely dedicated and hard working group of HS employees who have built our company into what it is today. Shareholders of the combined company should benefit substantially when our assets and expertise, which are all onshore and domestic, are joined to those of Kerr-McGee, which have a meaningful offshore and international component. We have a great deal of respect for Kerr-McGee and its management and we are confident that, together with our employees, they will be able to continue to develop and grow the HS Resources asset base for the benefit of all shareholders."

The merger agreement provides for the payment of a $40 million fee by HS to Kerr-McGee, together with reimbursement of expenses up to an additional $8 million, upon the occurrence of certain customary termination events.

Lehman Brothers, Inc. acted as financial advisor to HS in this transaction.

IMPORTANT INFORMATION AND WHERE TO FIND IT

HS Resources plans to file and mail to its stockholders a proxy statement containing information about the proposed merger and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should understand before making a decision about the merger. When filed, the proxy statement, as well as other filings containing information about HS Resources, can be obtained without charge at the Securities and Exchange Commission's web site (http://www.sec.gov). Copies of the proxy statement, when available, and HS Resources' SEC filings can also be obtained without charge at the address indicated below.

A conference call is scheduled for 3:30 pm Eastern Time on Monday May 14, 2001. Interested parties may listen to the call via the HS Resources website (www.hsresources.com) or the Kerr-McGee website (www.kerr-mcgee.com) or by calling 212-346-7489. A replay of the call will be available for 48 hours at 800-633-8284. The pass code is 18875704.

This press release contains forward-looking statements that involve risks and uncertainties relating to future events, including whether and when the proposed merger will be consummated. These risks and uncertainties could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to, risks that stockholder approval, and other clearances and consents may not be obtained in a timely manner or at all and that any other conditions to the merger may not be satisfied. HS Resources assumes no obligation to update the forward-looking information.

HS Resources, Inc. is an independent oil and gas exploration and development company with active projects in the D-J Basin, Gulf Coast, Mid-Continent and Northern Rocky Mountain regions. The common stock of HS Resources, Inc. is traded on the New York Stock Exchange under the symbol "HSE". HS Resources' address is One Maritime Plaza, 15th Floor, San Francisco, CA 94111.